AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

WATER NOW, INC.

ARTICLE ONE

The name of the filing entity being formed is Water Now, Inc. (the “Corporation”).

ARTICLE TWO

The filing entity is a for-profit corporation.

ARTICLE THREE

The purposes for which the Corporation is formed are to transact any and all lawful business for which a for-profit corporation may be formed under the Texas Business Organizations Code (the “Code”), and in general, to have and exercise all of the powers conferred by the laws of Texas upon for-profit corporations formed under the Code, and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000, of which 90,000,000 shall be shares of common stock, without par value (“Common Stock”), and 10,000,000 shall be shares of preferred stock, without par value (“Preferred Stock”).

The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the “Board of Directors”):

A.            Common Stock

(1)           Each share of Common Stock shall have identical rights and privileges in every respect, and the holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

(2)           Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

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(3)           In the event of any voluntary or involuntary liquidation, dissolution, or winding- up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

B.            Preferred Stock

(1)           Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series; provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the authority to determine the following:

(a)           The designation of such series;

(b)           The number of shares initially constituting such series;

(c)           The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series the Board of Directors is hereby expressly empowered, subject to the limitations provided by law, to authorize the Corporation to pay share dividends on any class or series of capital stock of the Corporation (whether now or hereafter authorized) payable in shares of the same or any other class or series of capital stock of the Corporation (whether now or hereafter authorized) or any combination thereof;

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(d)           Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

(e)           The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or part of the assets of the Corporation;

(f)            Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

(g)           Whether or not a sinking fund shall be provided for redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

(h)           Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

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(i)            Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

(j)            Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, are exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

(k)           Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.

(2)           Except as otherwise required by law or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

ARTICLE FIVE

The name of the Corporation’s registered agent is David King. The business address of the registered agent and the address of the Corporation’s registered office in the State of Texas is 4555 Village Creek Road, Fort Worth, Texas 76119.

ARTICLE SIX

The number of directors which shall constitute the whole board of directors shall be fixed from time to time by (or in the manner provided by) the bylaws of the Corporation. The name and address of the sole current director is David King, 4555 Village Creek Road, Fort Worth, Texas 76119.

ARTICLE SEVEN

Unless otherwise provided by the Code, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any act or omission by such director in his capacity as a director of the Corporation, including, but not limited to, acts or omissions related to the duty of care.

In addition to the mandatory indemnification provisions of Chapter 8 of the Code, as permitted by said chapter or any successor statute (the “Indemnification Statute”), the Corporation hereby:

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(a)       makes mandatory the indemnification permitted under Section 8.101 of the Indemnification Statute as contemplated by Section 8.103 thereof;

(b)       makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director’s compliance with the requirements of Section 8.104 of the Indemnification Statute;

(c)       extends the mandatory indemnification referred to in item (a) above and the mandatory payment or reimbursement of expenses referred to in item (b) above (i) to all former or present officers of the Corporation and (ii) to all persons who are or were serving at the request of the Corporation as a director, officer, partner, agent or trustee of another business, foreign or domestic corporation, non-profit corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, other enterprise or entity, or employee benefit plan, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors; and

(d)       notwithstanding anything contained in this Article to the contrary, shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

Notwithstanding any other provision of this Article, the Corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent of the Corporation in connection with such person’s appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.

The indemnification of directors and officers by the Corporation herein provided shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to the amendment).

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in such persons official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs and legal representatives.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign or domestic corporation, non-profit corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, other enterprise or entity, or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article or the Code.

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To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE EIGHT

Any action of the Corporation which, under the provisions of the Code or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation’s shares shall be entitled by Code or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Eight shall be applicable to any required shareholder authorization or approval of (a) any amendment to this Certificate of Formation, (b) any plan of merger, share exchange, or reorganization involving the Corporation, (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation, and (d) any voluntary dissolution of the Corporation.

Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

Except as otherwise provided in this Article Eight or as otherwise required by the Code or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation’s shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

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Nothing contained in this Article Eight is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of this Certificate of Formation, the bylaws of the Corporation, or by the Code or other applicable law.

ARTICLE NINE

Any action required by the Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Prompt notice of the taking of any action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

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